Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the 8K of C-Door Inc., of our report dated January 05, 2007, relating to the financial statements of Manhing Enterprises Ltd. for the period ended December 31,2005 and to the use of our name and the statements with respect to us, as appearing in the 8K.

Schumacher & Associates, Inc.
Denver, Colorado

January 11, 2007